Exhibit 99.1

USANA Health Sciences Reports Second Quarter Results

SALT LAKE CITY--(BUSINESS WIRE)--July 21, 2020--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal second quarter ended June 27, 2020.

Key Financial & Operating Highlights

  Continued strong demand and successful promotions combined to generate $259.0 million in net sales and $1.32 in diluted EPS during the quarter
  Active customers increased 7.9% vs. the prior-year quarter
  Company continued to successfully execute a virtual sales and operating strategy to deliver results
  Company raises full-year 2020 Net Sales and EPS outlook

Q2 2020 Financial Performance

Consolidated Results
Net Sales	$259.0 million	+1.2% vs. prior-year quarter +4.3% constant currency vs. prior-year quarter -$8.1 million fx impact, or -3.1%
Diluted EPS	$1.32	+45.1% vs. prior-year quarter Diluted shares of 21.1 million, -9.6%
Active Customers	599,000	+7.9% vs. prior-year quarter
Cash & Cash Equivalents	$227.4 million	Ended quarter with no debt

“Strong consumer demand for our high-quality, health products and successful promotions drove our second quarter performance,” said Kevin Guest, Chief Executive Officer and Chairman of the Board. “During the quarter, we generated nearly eight percent growth in active customers, due to double-digit customer growth in three-of-our-four regions, including the Americas and Europe region. We also continued to successfully execute a virtual sales and operating strategy to deliver our results. This strategy included USANA hosting its first all-virtual Asia Pacific Convention, as well as the facilitation of other technology-based tools that assisted our Associates in their sales efforts. Finally, we offered several promotions and incentives during the quarter that benefitted net sales and our overall results. The health, wellness and safety of our employees, Associates and customers around the world remain our top priorities and our operating plan will continue to reflect those priorities.”

Mr. Guest continued, “We are raising our full-year guidance to reflect a solid second quarter as well as our expectations for the back-half of the year. We recognize that we cannot anticipate all of the challenges that might arise as a result of the ongoing COVID-19 pandemic, but we believe that we are positioned to continue adapting to an evolving operating environment. Overall, we remain confident in the strength of USANA’s underlying business and the growth strategies we have in place for the remainder of 2020 and beyond.”

Q2 2020 Regional Results:

Asia Pacific Region
Net Sales	$209.3 million	+1.9% vs. prior-year quarter Constant currency net sales: +4.8% -$6.1 million fx impact, or -2.9% 80.8% of consolidated net sales
Active Customers	463,000	+6.9% vs. prior-year quarter
Asia Pacific Sub-Regions
Greater China
Net Sales	$124.0 million	-3.8% vs. prior-year quarter Constant currency net sales: -0.8%
Active Customers	278,000	Flat vs. prior-year quarter +0.4% sequentially
North Asia
Net Sales	$25.9 million	+14.5% vs. prior-year quarter Constant currency net sales: +19.5%
Active Customers	56,000	+19.1% vs. prior-year quarter -1.8% sequentially
Southeast Asia Pacific
Net Sales	$59.5 million	+10.2% vs. prior-year quarter Constant currency net sales: +12.2%
Active Customers	129,000	+19.4% vs. prior-year quarter +12.2% sequentially
Americas and Europe Region
Net Sales	$49.7 million	-1.7% vs. prior-year quarter Constant currency net sales: +2.3% -$2.0 million fx impact, or -4.0% 19.2% of consolidated net sales
Active Customers	136,000	+11.5% vs. prior-year quarter +9.7% sequentially

Balance Sheet

The Company ended the quarter with $227.4 million in cash and cash equivalents and no debt. During the quarter the Company did not repurchase any shares of common stock and, as of June 27, 2020, there was approximately $73 million remaining under the current share repurchase authorization. Beginning in the third quarter, the Company’s board of directors will once again consider utilizing the Company’s share repurchase authorization to return value to shareholders.

Fiscal 2020 Outlook

The Company is updating its consolidated net sales and earnings per share outlook for fiscal year 2020.

Fiscal Year 2020 Outlook
	Revised Range	Previous Range
Consolidated Net Sales	$1.05 - $1.10 billion	$1.00 - $1.08 billion
Diluted EPS	$4.70 - $5.25	$4.00 - $4.90

Doug Hekking, Chief Financial Officer, said, “We offered several successful promotions and incentives during the quarter that contributed to net sales while generating solid customer growth. We are raising our guidance to reflect our expectations for the back half of the year and plan on an increased cadence of promotions and incentives, particularly in the third quarter. The expected overall impact from currency remains relatively unchanged from the update we provided following the first quarter. Finally, our revised diluted earnings per share outlook reflects savings realized from event and travel costs due to the COVID-19 environment, as well as our success in aligning spending with sales performance. Although we are managing our cost structure to align with sales and to ensure the Company’s financial flexibility, we plan to continue making investments to execute our long-term growth strategies and to generate momentum in each of our regions.”

Management Commentary Document and Conference Call

For more information on the Company’s operating results, please see the “Management Commentary, Results and Outlook” document, which has been posted on the Company’s website (http://ir.usana.com) under the “Investor Relations” section of the site. USANA will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, July 22, 2020 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, before moving directly into questions and answers.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“fx”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

About USANA

USANA develops and manufactures high-quality nutritional supplements, healthy foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	27-Jun-20	29-Jun-19	27-Jun-20	29-Jun-19

Net sales	$258,991	$256,016	$525,610	$529,006
Cost of sales	47,674	46,494	93,733	92,395
Gross profit	211,317	209,522	431,877	436,611

Operating expenses
Associate incentives	110,852	111,511	226,921	234,041
Selling, general and administrative	60,879	66,854	126,358	136,409

Earnings from operations	39,586	31,157	78,598	66,161

Other income (expense)	393	1,355	544	2,645
Earnings before income taxes	39,979	32,512	79,142	68,806

Income taxes	12,002	11,134	24,613	23,256

NET EARNINGS	$27,977	$21,378	$54,529	$45,550

Earnings per share - diluted	$1.32	$0.91	$2.56	$1.93
Weighted average shares outstanding - diluted	21,129	23,370	21,340	23,648

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
ASSETS	27-Jun-20	28-Dec-19
Current Assets
Cash and cash equivalents	$227,368	$234,830
Inventories	69,279	68,905
Prepaid expenses and other current assets	28,302	25,544
Total current assets	324,949	329,279

Property and equipment, net	98,435	95,233
Goodwill	16,521	16,636
Intangible assets, net	29,008	29,840
Deferred income taxes	3,741	3,090
Other assets	39,497	42,856
Total assets	$512,151	$516,934

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$10,942	$12,525
Other current liabilities	128,775	123,573
Total current liabilities	139,717	136,098

Deferred income taxes	6,584	10,282
Other long-term liabilities	16,774	18,842

Stockholders' equity	349,076	351,712
Total liabilities and stockholders' equity	$512,151	$516,934

USANA Health Sciences, Inc.
Sales by Region
(unaudited)
(in thousands)
	Quarter Ended
	27-Jun-20		29-Jun-19		Change from prior year		Currency impact on sales	% change excluding currency impact

Asia Pacific
Greater China	$124,001	47.9%	$128,946	50.3%	$(4,945)	(3.8%)	$(3,874)	(0.8%)
Southeast Asia Pacific	59,459	22.9%	53,960	21.1%	5,499	10.2%	(1,096)	12.2%
North Asia	25,852	10.0%	22,575	8.8%	3,277	14.5%	(1,127)	19.5%
Asia Pacific Total	209,312	80.8%	205,481	80.2%	3,831	1.9%	(6,097)	4.8%

Americas and Europe	49,679	19.2%	50,535	19.8%	(856)	(1.7%)	(1,999)	2.3%

	$258,991	100.0%	$256,016	100.0%	$2,975	1.2%	$(8,096)	4.3%

Active Associates by Region(1)
(unaudited)

	As of
	27-Jun-20		29-Jun-19

Asia Pacific
Greater China	93,000	32.3%	102,000	35.8%
Southeast Asia Pacific	94,000	32.6%	87,000	30.5%
North Asia	37,000	12.9%	33,000	11.6%
Asia Pacific Total	224,000	77.8%	222,000	77.9%

Americas and Europe	64,000	22.2%	63,000	22.1%

	288,000	100.0%	285,000	100.0%

Active Preferred Customers by Region (2)
(unaudited)

	As of
	27-Jun-20		29-Jun-19
Asia Pacific
Greater China	185,000	59.5%	176,000	65.2%
Southeast Asia Pacific	35,000	11.3%	21,000	7.7%
North Asia	19,000	6.1%	14,000	5.2%
Asia Pacific Total	239,000	76.9%	211,000	78.1%

Americas and Europe	72,000	23.1%	59,000	21.9%

	311,000	100.0%	270,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.
(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

Contacts

Investors contact:
Patrique Richards
Investor Relations
(801) 954-7961
investor.relations@us.usana.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280